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                                                                  EXHIBIT (c)(1)

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER dated as of October 15, 1998 (the "AGREEMENT DATE"), among SYMANTEC CORPORATION, a Delaware corporation ("PARENT"), OAK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned Subsidiary of Parent ("SUB"), and QUARTERDECK CORPORATION, a Delaware corporation (the "COMPANY"). Certain defined terms used in this Agreement shall have the meaning ascribed to them in Section 9.3.

        WHEREAS, in furtherance of the acquisition of all of the capital stock of the Company by Parent on the terms and subject to the conditions set forth in this Agreement, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "OFFER") to purchase all the issued and outstanding shares of Common Stock, par value $0.001 per share, of the Company and all associated rights (the "COMPANY COMMON STOCK"), at a price per share of the Company Common Stock of not less than $0.52 net to the seller in cash and without interest thereon (such price, as may hereafter be increased, the "OFFER PRICE"), subject to reduction for any applicable federal backup or other applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in Exhibit A, and the Board of Directors of the Company has approved the Offer and has resolved to recommend that the Company's stockholders accept the Offer;

        WHEREAS, Sub has been formed for the sole purpose of enabling Parent to acquire all of the capital stock of the Company and Sub has not conducted any operations that were not related to, and for the purpose of, such acquisition;

        WHEREAS, concurrently with the execution of this Agreement, the Company and Parent have entered into the Technology License Agreement in the form attached hereto as Exhibit B (the "LICENSE AGREEMENT") pursuant to which the Company has granted Parent a worldwide, perpetual, non-exclusive license (including a license to create and distribute derivative works) to the Company's software product "CleanSweep" and has deposited in escrow the source code to such product, and the Parent has agreed to pay certain royalties to the Company;

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the Offer and the merger of Sub into the Company, as set forth below (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the Company Common Stock, other than shares owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.1(e)), will be converted into the right to receive the Offer Price;

        WHEREAS, each of the directors and executive officers of the Company have entered into Stockholder Agreements with the Parent in the form attached hereto as Exhibit C (the "Stockholder Agreements") in which each such person has agreed to tender all shares of the Company Common Stock held by such person pursuant to the Offer and to vote in favor of the Merger and against any competing proposals;

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        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                    THE OFFER

        1.1 The Offer.

            (a) Subject to the provisions of this Agreement, Sub shall, and Parent shall cause Sub to, within five business days of the public announcement (on the Agreement Date or the following day) of the execution of this Agreement, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of the Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A and to the terms and conditions of this Agreement. Sub expressly reserves the right unilaterally to waive any conditions to the Offer (other than (without the Company's prior written consent) the Minimum Tender Condition, as defined in Exhibit A), to increase the price per Share payable in the Offer, to extend the duration of the Offer or to make any other changes in the terms and conditions of the Offer; provided, however, that no such change may be made which decreases the price per Share payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Exhibit A, changes the form of consideration payable in the Offer or amends any other material terms of the Offer in a manner materially adverse to the Company's stockholders; and provided further that if, at the expiration of the Offer (as the same may be extended pursuant to this proviso), any condition (other than the Minimum Tender Condition) shall not have been satisfied which could reasonably be expected to be satisfied within the next succeeding ten (10) business days, then the Offer shall be extended an additional ten (10) business days (but in no event beyond the date forty-five (45) business days after the date on which the Offer shall have been first commenced). Subject to the terms and conditions of this Agreement and the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all shares of the Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

            (b) On the date of commencement of the Offer, Parent and Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Parent and Sub represent and agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, and the rules and


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regulations promulgated thereunder and that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company specifically for inclusion in the Offer Documents. Each of Parent, Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall become false or misleading in any material respect, and each of Parent and Sub further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments which Parent, Sub or their respective counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments including a copy of any such comments that are made in writing.

            (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any shares of the Company Common Stock that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

        1.2 Company Actions.

            (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement and each Company Ancillary Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer and approve and adopt this Agreement and the Company Ancillary Agreements and the Merger. The Company represents that its Board of Directors has received the opinion of Broadview Associates LLC that the proposed consideration to be received by the holders of shares of the Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion will be promptly delivered by the Company to Parent. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in the first sentence of this Section 1.2(a) (subject to Section 5.2) and will use all reasonable efforts to obtain the consent of Broadview Associates LLC to the inclusion in the Schedule 14D-9 of a copy of the written opinion referred to in the preceding sentence.

            (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, together with all


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exhibits, amendments and supplements thereto as well as the Information
Statement required pursuant to Section 14(f) under the Exchange Act, collectively the "SCHEDULE 14D-9") containing the recommendation described in paragraph (a) (subject to Section 5.2) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments which the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments including a copy of any such comments that are made in writing.

            (c) In connection with the Offer, the Company shall cause its transfer agent promptly to furnish Sub with mailing labels containing the names and addresses of the record holders of the Company Common Stock as of a record date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and, to the extent reasonably requested, computer files and other information in the Company's possession or control regarding the record and beneficial owners of the Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, mailing labels, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. The Company represents that the information provided to Parent pursuant to this paragraph shall be true and correct as of its respective dates.

                                   ARTICLE II

                                   THE MERGER

        2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.3). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall


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succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger to merge the Company with and into Sub instead of merging Sub into the Company as provided above; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement and the Company Ancillary Agreements solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement and the Company Ancillary Agreements in order to reflect the foregoing. At the election of Parent, any direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement and the Company Ancillary Agreements in order to reflect the foregoing.

        2.2 Closing. The closing of the Merger will take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "CLOSING DATE"), at the Palo Alto, California offices of Fenwick & West LLP, counsel to Parent and Sub, unless another date or place is agreed to in writing by the parties hereto. Parent and the Company agree to use all reasonable efforts to close the Merger as soon as practicable following consummation of the Offer, subject to Section 7.1 hereof.

        2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall execute and file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

        2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

        2.5 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of the Surviving Corporation shall be amended and restated, effective as of the Effective Time, to be identical to the certificate of incorporation and by-laws of Sub until thereafter changed or amended as provided therein or by applicable law.

        2.6 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        2.7 Officers. The officers of the Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE III

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

                     CORPORATIONS; EXCHANGE OF CERTIFICATES

        3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of the Company Common Stock that is owned by the Company or by any Subsidiary of the Company and each share of the Company Common Stock that is owned by Parent, Sub or any other Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) Conversion of the Company Common Stock. Subject to Section 3.1(e), each issued and outstanding share of the Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the Offer Price. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of the Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as provided in this Section 3.1(c), without interest.

            (d) Conversion of the Preferred Stock. Subject to Section 3.1(e), each issued and outstanding share of any class or series of preferred stock issued by the Company (such stock, collectively, the "COMPANY PREFERRED STOCK") shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the product obtained by multiplying (i) the Offer Price by (ii) the number of shares of the Company Common Stock into which such share of the Company Preferred Stock is convertible at the Effective Time under the Certificate of Incorporation of the Company. As of the Effective Time, all such shares of the Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of the Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as provided in this Section 3.1(d), without interest.

            (e) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of the Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and, in the case of Company Common Stock, held by a holder who has not voted in favor of the Merger or consented thereto in writing,


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and, in the case of either Company Common Stock or Company Preferred Stock, who has demanded appraisal (a "DISSENTING STOCKHOLDER") for such shares of Company Common Stock or Company Preferred Stock in accordance with DGCL ("DISSENTING SHARES") shall, to the extent provided in the DGCL, not be converted into the right to receive Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal, but instead shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his shares of the Company Common Stock or Company Preferred Stock, as the case may be, shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of shares of the Company Common Stock or Company Preferred Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or enter into a binding settlement agreement or make a written offer to settle, any demand for appraisal of Dissenting Shares.

            (f) Treatment of Options. At the Effective Time, each outstanding Company Option shall be terminated and canceled. The Company agrees to give written notice to each holder of a Company Option as soon as practicable (and in any event within five (5) business days of the commencement of the Offer) stating that such Company Option will terminate at the Effective Time, and permitting the exercise of such Company Option (including any portion not yet otherwise exercisable pursuant to the terms of such Company Option) during the thirty (30) day period preceding the Effective Time. At the Effective Time, all holders of cancelled Company Options having an exercise price that is less than the Offer Price, other than directors, or the Chief Executive Officer, of the Company, shall be entitled to receive an amount in cash equal to product of (i) the difference between the Offer Price and the exercise price of such option, multiplied by the number of shares of Company Common Stock issuable upon exercise of such Company Option immediately prior to the Effective Time.

            (g) Treatment of Convertible Debt Securities. Prior to the Effective Time, the Company shall have entered into an agreement with each holder of a 6% Convertible Senior Subordinated Note issued by the Company under the Note Agreement, dated as of March 1, 1996, between the Company and The Northwestern Mutual Life Insurance Company (all such securities, collectively, the "CONVERTIBLE NOTES") providing that, immediately after the Effective Time, the Surviving Corporation shall be entitled to repay all then-outstanding Convertible Notes in their original principal amount and accrued interest without premium or penalty, and within five (5) business days after the Effective Time, the Parent shall cause the Surviving Corporation to repay in full the then-outstanding principal of, and accrued interest on, such Convertible Notes (unless the holder or holders thereof shall otherwise agree in writing).


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        3.2 Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates representing the Company Common Stock or Preferred Stock.

            (b) Parent To Provide Funds. Parent shall make available to the Paying Agent on a timely basis, as and when needed after the Effective Time, funds necessary to pay for the shares of the Company Common Stock and Preferred Stock pursuant to Section 3.1.

            (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock and Company Preferred Stock (in each case, the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the Company Common Stock or the Company Preferred Stock, as the case may be, which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender thereof the Merger Consideration, without interest (other than Certificates representing Dissenting Shares).

            (d) No Further Ownership Rights in the Company Capital Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company Common Stock and the Company Preferred Stock theretofore represented by such Certificates. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock and the Company Preferred Stock which were outstanding immediately prior to the Effective Time. If,


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after the Effective Time, Certificates are presented to the Surviving
Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

            (e) Failure to Timely Surrender; No Liability. Promptly following the date that is six (6) months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration (without interest thereon). Notwithstanding the foregoing, the Surviving Corporation shall be entitled to receive from time to time all interest or other amounts earned with respect to any cash deposited with the Paying Agent as such amounts accrue or become available. If any Certificates shall not have been surrendered prior to such date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(e)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Withholding Taxes. The right of any person to receive any payment or consideration pursuant to this Agreement and the Company Ancillary Agreements and the transactions contemplated herein and therein shall be subject to any applicable requirements with respect to the withholding of Taxes.

            (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 3.1, in exchange for each such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof with such assurances (including, without limitation, the posting of a bond in an amount reasonably sufficient to indemnify the Parent against any claim that may be made against it on account of such Certificate) as the Paying Agent and the Parent, in their discretion and as a condition precedent to the payment of the Merger Consideration, may each reasonably require of the holder of such lost, stolen or destroyed Certificate.

            (h) Return of Merger Consideration for Dissenting Shares. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.2(b) for shares of the Company Common Stock or the Company Preferred Stock for which appraisal rights have been perfected shall be returned to Parent, upon demand.

            (i) Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Sub, or otherwise to carry out the provision of this Agreement and the


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Company Ancillary Agreements, the officers and directors of the Surviving
Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Sub, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement and the Company Ancillary Agreements.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub that the statements contained in this
Article IV are true and correct except as expressly set forth herein and in the disclosure schedule delivered by the Company to Parent and Sub prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

            (a) Organization, Standing and Corporate Power. The Company and each of its Subsidiaries (other than inactive Subsidiaries that do not own any material assets, do not have any material liabilities and do not conduct any material operations) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a Material Adverse Effect on the Company. The Company has provided to Parent complete and correct copies of its certificate of incorporation and by-laws, in each case as amended to the Agreement Date.

            (b) Subsidiaries. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization (other than inactive Subsidiaries that do not own any material assets and do not conduct any material operations) are identified in Section 4.1(b) of the Company Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and (except as may be required by foreign jurisdictions as set forth in the Company Disclosure Schedule) are owned by the Company, by another Subsidiary of the Company or by the Company and another such Subsidiary, free and clear of all pledges, claims, liens, charges, title retentions, mortgages, security interests and encumbrances of any kind or nature whatsoever, other than liens for taxes that are not yet due and payable (collectively, "LIENS") other than Liens disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (the "1997 10-K") or the Company Disclosure Schedule. Except for the capital stock of its


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Subsidiaries and investments identified in the Company Disclosure Schedule, the
Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

            (c) Capital Structure.

                (i) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, per value $0.001 per share, and 2,000,000 shares of Company Preferred Stock, par value $0.001 per share, 1,000,000 shares of which are designated Series A Junior Participating Preferred Stock, 200,000 of which are designated Series B Convertible Preferred Stock and 40,000 of which are designated Series C Convertible Preferred Stock, of which 73,531,703 shares of Company Common Stock are issued and outstanding, 1,143 shares of Company Common Stock are held by the Company in its treasury, no shares of the Company Series A Junior Participating Preferred Stock are issued and outstanding, no shares of the Company's Series B Preferred Stock are issued and outstanding, and 4,248 shares of the Company's Series C Convertible Preferred Stock (including 1,379 shares issuable upon exercise of outstanding warrants to purchase Series C Convertible Preferred Stock) are issued and outstanding (subject to any changes in the outstanding Common Stock after the Agreement Date solely as a result of the issuance of any shares of Company Common Stock after the Agreement Date pursuant to the exercise of Company Options, or the conversion of Convertible Notes or Company Preferred Stock, that were outstanding on the Agreement Date). As of the Agreement Date, the outstanding shares of Series C Convertible Preferred Stock, together with all shares of Series C Convertible Preferred Stock issuable upon exercise of outstanding warrants to purchase Series C Convertible Preferred Stock, are convertible into 16,030,188 shares of Company Common Stock.

                (ii) Not more than 7,335,227 shares of the Company Common Stock are reserved for issuance upon exercise of outstanding Company Options (1,380,686 of which are issuable pursuant to options having an exercise price of less than $0.52), assuming a net, or "cashless," exercise of such options, and, except as set forth in Section 4.1(c) of the Company Disclosure Schedule, there are no options, warrants or rights to acquire any shares of the Company's capital stock or any other securities of the Company outstanding other than such Company Options, the Convertible Notes and the outstanding Series C Preferred Stock. Section 4.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the outstanding Company Options as of the Agreement Date, setting forth in each case the issue date of such Company Option, the number of shares of Company Common Stock subject to such Company Option, the exercise price and vesting schedule of such Company Option, and a description of any acceleration of such option which will be triggered by the Offer, the execution of this Agreement and the Company Ancillary Agreements or the Closing of the Merger.

                (iii) Except as set forth in this Section 4.1(c), at the close of business on the Agreement Date, no shares of capital stock, stock appreciation rights or other equity or voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the $25,000,000 principal amount of Convertible Notes which are presently convertible into 1,180,359 shares of Company Common Stock at a conversion price of in excess of $20.00, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.1(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the Agreement Date, there are no outstanding contractual obligations (i) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

            (d) Authority. The Company has all the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements and, subject to, if required by law, approval of the Merger by an affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated by this Agreement and the Company Ancillary Agreements. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the consummation of the Merger, to the Company Stockholder Approval if such approval is required by the
DGCL). This Agreement and the Company Ancillary Agreements have each been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as enforcement hereof and thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers).

            (e) Noncontravention. Except as set forth in the Company Disclosure Schedule, the execution and delivery of this Agreement and the Company Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, require the consent or approval of any party under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (i) the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any Company Material Agreement (as defined in Section 4.1(x)) or (iii) any governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on the Company, (y) materially impair the ability of the Company to perform its obligations under this Agreement or any Company Ancillary Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (2) the filing with the SEC and the National Association of Securities Dealers, Inc. of
(A) the Schedule 14D-9, (B) a proxy statement relating to the Company Stockholder Approval, if such approval is required by law (as amended or supplemented from time to time, the "PROXY STATEMENT"), and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Company Ancillary Agreements and the transactions contemplated hereby and thereby, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a Material Adverse Effect on the Company, (B) materially impair the ability of the Company to perform its obligations under this Agreement and the Company Ancillary Agreements or (C) prevent or have a material adverse effect on the ability of the parties to consummate any of the transactions contemplated by this Agreement and the Company Ancillary Agreements.

            (f) SEC Documents; Financial Statements.

                (i) The Company has filed in a timely manner all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1997. All such required reports, schedules, forms, statements and other documents filed by the Company with the SEC (including those that the Company may file subsequent to the date hereof) are referred to herein as the "SEC DOCUMENTS." As of their respective filing dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not have knowledge of any material fact or information concerning the Company and existing on the Agreement Date which is required to be made generally available to the public and which has not been, or will not prior to or concurrently with the commencement of the Offer be, made generally available to the public.

                (ii) The financial statements of the Company included in the SEC Documents, including those filed after the date hereof until the Closing, (A) are derived from and in accordance with the books and records of the Company and its Subsidiaries; (B) comply or will comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (C) have been prepared or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, with respect to footnote disclosure) applied on a basis consistent with prior periods (except as otherwise stated in the notes thereto) and (D) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). The quarterly financial statements included in the SEC Documents are prepared on a basis consistent with those employed in the audited financial statements of the Company included in the 1997 10-K.

                (iii) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise and whether due or to become due) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the consolidated balance sheet included in the Company's Form 10-Q for the quarter ended June 30, 1998 (the "BALANCE SHEET"), (ii) disclosed in an SEC Document or the Disclosure Schedule, or (iii) incurred since June 30, 1998 (the "BALANCE SHEET DATE") in the ordinary course of business consistent with past practices. All reserves established by the Company and set forth in or reflected in the Balance Sheet are reasonably sufficient and were established in accordance with generally accepted accounting principles consistently applied. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. On the day preceding the Agreement Date, the Company has (i) total consolidated cash of at least $7,167,000 and (ii) indebtedness for borrowed money not in excess of $25,000,000 (in each case determined on a consolidated basis in accordance with GAAP on a basis consistent with the Balance Sheet).

            (g) Information Supplied. None of (i) the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by the Company in connection with the offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "INFORMATION STATEMENT") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the
Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 6.1(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule

14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference therein.

            (h) Absence of Certain Changes or Events. Except as disclosed in the Company Disclosure Schedule or in the SEC Documents filed and publicly available prior to the Agreement Date (the "FILED SEC DOCUMENTS"), since June 30, 1998 the Company and its Subsidiaries have conducted their respective business only in the ordinary course of business consistent with past practices, and up to the Agreement Date, there has not been with respect to the Company or any of its Subsidiaries any:

                (i) Material Adverse Change;

                (ii) amendment or change in the Certificate of Incorporation or Bylaws of the Company;

                (iii) purchase, license, sale, assignment or other disposition or transfer (or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer), of any of the assets or properties of the Company or any of its Subsidiaries (including any Intellectual Property Rights), other than (a) non-exclusive licenses of any product or products of the Company or any of its Subsidiaries made in the ordinary course of the Company's business consistent with its past practices, (b) purchases and sales of assets (other than Intellectual Property Rights (as defined in Section 4.1(i)) in the ordinary course of business consistent with its past practices, and (c) purchases and sales of assets (other than Intellectual Property Rights) having a purchase price of less than $100,000 on an individual basis and less than $250,000 in aggregate;

                (iv) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or reasonably likely with the passage of time to have) a Material Adverse Effect on the Company;

                (v) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any shares of the capital stock of the Company, any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any shares of the capital stock of the Company or any change in any rights, preferences, privileges or restrictions of any outstanding stock or other security of the Company;

                (vi) obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers or directors except for normal and customary compensation and expense allowances payable to officers in the ordinary course of the Company's business consistent with past practices;

                (vii) making by the Company or any of its Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer or director of the Company or, to the knowledge of the Company, any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                (viii) material adverse development in any litigation described in any Filed SEC Document or in any litigation or proceeding required to be disclosed in Section 4.1(j) of the Company Disclosure Schedule;

                (ix) material increase in the volume or dollar amount of returns (or claims therefor) of any of the Company's products by distributors, customers, value added resellers, original equipment manufacturers or other resellers of such product, or any claims for price adjustments by any such parties with respect to any products of the Company that have been delivered to such party, or any reason to believe that any such increases or claims are likely;

                (x) material change in the manner in which, or terms on which, the Company or any of its Subsidiaries extends discounts or credits or rights to return products or receive price adjustments to customers or distributors or otherwise deals with its customers or distributors;

                (xi) change in accounting methods, principles or practices by the Company (other than as required by GAAP) or any material revaluation of any of the assets of the Company or any of its Subsidiaries, or any material write-offs of accounts receivable or write-downs of the value of capitalized inventory not in the ordinary course of business consistent with past practices; or

                (xii) license, transfer or grant of a right under any Company IP Rights (as defined in Section 4.1(i), other than non-exclusive licenses granted in the ordinary course of the Company's business consistent with its past practices.

            (i) Intellectual Property.

                (i) The Company and its Subsidiaries own, or have the valid right or license to use, possess, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of the business of the Company and its Subsidiaries as presently conducted, and such rights to use, possess, sell or license are sufficient for such conduct of such business, except as disclosed in Section 4.1(i) of the Company Disclosure Schedule (except that as to patents and trademarks, such representation is made only to the Company's knowledge). As used herein: (i) the term "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all worldwide intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademark rights, service mark rights, trademark and service mark registrations and applications therefor, trade dress rights, trade name rights, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses and trade secrets,
(ii) the term "COMPANY IP RIGHTS" means the Intellectual Property Rights that the Company or any of its Subsidiaries own or have the right or license to use, possess, sell or license and (iii) the term "COMPANY INTELLECTUAL PROPERTY" means all trademarks, service marks, inventions, trade secrets, know how, customer lists, supplier lists, proprietary processes and formulae, software source and object code, algorithms, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format), and all documentation and media constituting, describing or relating to the above, including without limitation manuals, programmers' notes, memoranda and records used or owned by the Company.

                (ii) The execution, delivery and performance of this Agreement and the Company Ancillary Agreements and the consummation of the Offer, the Merger and the other transactions contemplated hereby and thereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Company IP Right or Company Intellectual Property, to which the Company or any of its Subsidiaries is a party that (i) is material to the Company or (ii) that materially affects any material Company IP Rights or Company Intellectual Property that is incorporated, embodied or used in the Company's ProComm or CleanSweep products, or licensing or assigning such rights to the Company or any of its Subsidiaries (collectively, the "COMPANY IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any material Company IP Right or materially impair the right of the Company or any of its Subsidiaries or the Surviving Corporation to use, possess, sell or license any material Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company to any third person by reason of the ownership, use, possession, license, sale or disposition of any Company IP Rights or Company Intellectual Property by the Company or any of its Subsidiaries other than (i) as disclosed in Section 4.1(i) of the Company Disclosure Schedule and (ii) pursuant to agreements that did not require the payment in the fiscal year ended September 30, 1998 of more than $100,000 in the aggregate, and are not expected to require the payment in the fiscal year ended September 30, 1999 of more than $150,000 in the aggregate by the Company and its Subsidiaries.

                (iii) Neither the development, manufacture, marketing, license, sale, furnishing or intended use of either the Company's ProComm or CleanSweep product or, to the Company's knowledge, any other product or service currently licensed, marketed, utilized, sold, provided or furnished by the Company or any of its Subsidiaries or currently under development by the Company or any of its Subsidiaries, violates any license or agreement between the Company (or any Subsidiary thereof) and any third party or, to the Company's knowledge, infringes any patent or trademark, or infringes or misappropriates any other Intellectual Property Right of any other party, except where the same could not reasonably be expected to have a Material Adverse Effect. Except as expressly disclosed in the Filed SEC Documents, there is, to the Company, no pending or, threatened claim or litigation contesting the validity, ownership or right of the Company or any of its Subsidiaries to use, possess, sell, license or dispose of any Company IP Right or Company Intellectual Property or any other Intellectual Property Rights used or embodied in either the Company's ProComm product or its CleanSweep product, or to the Company's knowledge, any other product marketed or licensed, or under development, by the Company or any of its Subsidiaries, nor, to the knowledge of the

Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or Company Intellectual Property or the proposed use, sale, license or disposition thereof, or of any other Intellectual Property Rights used or embodied in any product marketed or licensed, or under development, by the Company, conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any basis for any such assertion, in each case except where the same would not reasonably be expected to have a Material Adverse Effect.

                (iv) The Company has taken such measures as are customary and standard in its industry to protect, preserve and maintain all the Company's (and its Subsidiaries') proprietary rights in the Company IP Rights and Company Intellectual Property. All officers, employees and consultants of the Company and any of its Subsidiaries who had access to proprietary information and who either (a) were first employed or engaged by the Company within the two year period ending on the Agreement Date or (b) were or are involved in the development of any aspect of the Company's CleanSweep or ProComm product, or any Company IP Rights or Company Intellectual Property that is incorporated, embodied or used therein, have executed and delivered to the Company or its predecessor in interest, or a Subsidiary of the Company, an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company; and copies of the current standard form of such agreements have been provided to Parent's counsel. The Company or its predecessor in interest, or a Subsidiary of the Company, has secured valid written assignments or licenses from all consultants, employees and entities who the Company directly hired or engaged and were involved in, or who contributed to, the creation or development of any Company IP Rights, Company Intellectual Property or other Intellectual Property Rights that are incorporated, embodied or used in the Company's CleanSweep or ProComm products or any other material Company IP Rights or any Intellectual Property Rights, of the rights to such contributions that the Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of the Company or any Subsidiary of the Company has any right, license, claim or interest whatsoever in or with respect to any material Company IP Rights or Company Intellectual Property.

                (v) Section 4.1(i) of the Company Disclosure Schedule contains a complete list of all worldwide registrations of any patents with any governmental authority, and all patent applications, made or held by, or assigned to, the Company or any of its Subsidiaries. To the Company's knowledge, all patents and all material registered trademarks, service marks and copyrights held by the Company and its Subsidiaries are valid, enforceable and subsisting.

                (vi) Section 4.1(i) of the Company Disclosure Schedule contains a complete list of: (A) all licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Company IP Rights or Company Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business) and (B) all licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property Rights, including software ("THIRD PARTY IP RIGHTS") which would be infringed by, embody or are incorporated in, or form a part of, any product or service sold, licensed, distributed or marketed by the Company or any of its Subsidiaries, in each case other than (a) non-exclusive licenses in the ordinary course of business and (b) licenses of Third Party IP Rights to the Company or any of its Subsidiaries that are not material to any product currently being marketed or under development by the Company.

                (vii) To the Company's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights or any Intellectual Property Right of the Company or any of its Subsidiaries by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                (viii) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party acting on its or their behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any party of any Company Source Code owned by the Company or, to the Company's knowledge, licensed to the Company except, in the case of such licensed Company Source Code, where such disclosure or delivery would not result in a breach of an obligation by the Company.
Section 4.1(i) of the Company Disclosure Schedule identifies each contract, agreement and instrument (written or oral) pursuant to which the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow holder or any other party, any Company Source Code and further describes whether the execution of this Agreement or the Company Ancillary Agreements, the consummation of the Merger or any of the other transactions contemplated hereby or thereby, in and of themselves, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 4.1(i), "COMPANY SOURCE CODE" means any source code, or any material proprietary or confidential portion of any source code, or any material algorithm contained in any source code, of any product marketed or licensed, or under development, by the Company or any of its Subsidiaries.

                (ix) To the Company's knowledge, the Company's ProComm and CleanSweep products (as currently being distributed by the Company and its Subsidiaries) do not contain any defects or "bugs" that could reasonably be expected to lead to data loss or system failure on the part of end-users that use such product on the hardware and operating system platforms specified in the product specifications and documentation provided to end-users with such products.

                (x) The Company's CleanSweep and ProComm products (as currently being distributed by the Company and its subsidiaries) are each Year 2000 Compliant (as defined below), except as disclosed in Section 4.1(i) of the Company Disclosure Letter. "YEAR 2000 COMPLIANT" means, as applied to such products, that: (a) all dates received by the program require a century indicator and all dates produced by the program include a century indicator, (b) date calculations involving either a single century or multiple centuries neither cause an abnormal ending nor generate incorrect results, (c) when sorting by date, all records sort in accurate sequence, (d) the year 2000 is considered a leap year, (e) hard-coding in century fields and date fields has been removed, and (f) no date fields are used for other than date purposes. To the Company's knowledge, the Company and its Subsidiaries will not be required to incur any material expense to make any one or more of its products, or any software owned by it or licensed to it (and used by it), Year 2000 Complaint, or any material liability as a result of the failure of any of its products to be Year 2000 Compliant, except where the same could not reasonably be expected to have a Material Adverse Effect, and except for any expense incurred to correct items disclosed in Section 4.1(i) of the Company Disclosure Schedule.

            (j) Litigation. Except as disclosed in the Filed SEC Documents or the Company Disclosure Schedule, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries (or any of their respective officers, directors or employees in their capacity as such), that individually or in the aggregate, if determined or resolved adversely to the Company or such Subsidiary in accordance with the plaintiff's (or other adverse party's) demand, could reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) challenge or seek to enjoin or seek damages with respect to the Company's entering into and performing this Agreement and the Company Ancillary Agreements or impair the ability of the Company to perform its obligations under this Agreement and the Company Ancillary Agreements or (iii) prevent the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clause (i),
(ii) or (iii) above. A suit or action which has been filed with a state or local court outside of California but which has not been served upon an employee or director of the Company shall be deemed to have been threatened but not pending for purposes of this paragraph.

            (k) Employees, ERISA and Other Compliance.

                (i) A list of all employees and officers of the Company and its Subsidiaries as of the Agreement Date and their then-current compensation and title and/or job description is set forth in Section 4.1(k) of the Company Disclosure Schedule. The Company and its Subsidiaries do not have any employment contracts currently in effect that by their terms, may not be terminated at will without severance or other payment obligations in excess of those disclosed in
Section 4.1(k) of the Company Disclosure Schedule (other than oral agreements, or agreements with persons that are not employed in the United States if both
(i) such agreement is not with an officer of the Company and (ii) the Company does not have knowledge of such agreement). To the Company's knowledge, the Company and its Subsidiaries do not utilize the services of a material number of persons who should be but are not properly classified as employees for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law.

                (ii) Neither the Company nor any of its Subsidiaries: (i) now is, nor has ever been, subject to a union organizing effort; (ii) is subject to any collective bargaining agreement with respect to any of its employees; (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (iv) has any current labor disputes. There are no controversies pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries (on the one hand) and any of their respective employees (on the other hand), which controversies have or could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, all of the employees of the Company and its Subsidiaries that are employed by the Company or any of its Subsidiaries in the United States of America are legally permitted to be employed by the Company or its Subsidiaries in the United States of America.

            (iii) Section 4.1(k) of the Company Disclosure Schedule lists each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by the Company or any of its Subsidiaries and covers any employee or former employee of the Company or any of its Subsidiaries. Such contracts, plans and arrangements as are described in this Section 4.1(k) are hereinafter collectively referred to as "COMPANY BENEFIT ARRANGEMENTS." Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement, and each such Company Benefit Arrangement that is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Internal Revenue Code of 1986, as amended (the "CODE") (a copy of which letter(s), if any, have been provided to Parent and its counsel). The Company has provided to Parent or its counsel a correct copy and description of each Company Benefit Arrangement. The Company has never been a participant in any "prohibited transaction", within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which the Company sponsors as employer or in which Company participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. All contributions due from the Company or any of its Subsidiaries as of the Balance Sheet Date with respect to any of the Company Benefit Arrangements have been made or have been accrued on the Balance Sheet and no further contributions will be due or will have accrued thereunder as of the Closing Date other than amounts consistent with the amounts paid or accrued in the periods reflected on the Company Financial Statements.

            (iv) The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Company and its Subsidiaries are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect the Company and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Company Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on the Company, or in a Material Adverse Effect on Parent after the Effective Time.

            (v) No benefit payable or which may become payable by the Company pursuant to any Company Benefit Arrangement or as a result of or arising under this Agreement, the Company Ancillary Agreements or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Except as disclosed in Section 4.1(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any: (a) agreement with any executive officer or other key employee thereof, (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Offer or the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement or (ii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence or consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement. All outstanding Company Options will terminate at the Effective Time.

            (vi) To the Company's knowledge, no employee, consultant or independent contractor of the Company or any Subsidiary: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, noncompetition agreement or any other contract or agreement with, or obligation to, any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, the Company or such Subsidiary or using trade secrets or proprietary information of others, or that would be likely to have a Material Adverse Effect; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property Rights) in such technology, software or other copyrightable, patentable or otherwise proprietary work. To the Company's knowledge, the employment of any employee of the Company or any of its Subsidiaries does not subject the Company or any such Subsidiary to any liability to any third party.

            (vii) Except as set forth in Section 4.1(l) of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are operating and have operated the business in compliance in all material respects with all applicable laws relating to the business respecting employment and employment practices; (b) no Governmental Entity has given the Company or any of its Subsidiaries written notice regarding any pending charge, audit, claim, complaint, investigation or review by or before any Governmental Entity concerning or requesting in writing to explain any possible conflicts with or violations of any such laws by the Company or such Subsidiary, nor, to the knowledge of the Company, is any such investigation threatened or pending;
(c) the Company and its Subsidiaries are not delinquent in payments to any employees for any material wages, salaries, commissions, bonuses or other compensation for any services performed by them relating to the business or amounts required to be reimbursed to such employees.

            (m) Taxes.

                (i) The Company and each of its Subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed by it, has timely paid all taxes required to be paid by it in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet), has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Except as disclosed in Section 4.1(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax of the Company or any of its Subsidiaries have been claimed or assessed (or, to the Company's knowledge, threatened or proposed) against the Company or any of its Subsidiaries or any of their respective officers, employees or agents in their capacity as such that remain outstanding. Except as disclosed in Section 4.1(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notification that any material issues have been raised by (and are currently pending before) the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding the Company or any of its Subsidiaries, and no tax return of the Company or any of its Subsidiaries has been audited for any taxable period beginning on or after October 1, 1993 by the Internal Revenue Service or any foreign, state or local taxing agency or authority other than audits which have been completed and resolved without the assessment of any material taxes or penalties against the Company or any of its Subsidiaries. Except as disclosed in Section 4.1(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement waiving or extending any statute of limitations with respect to any taxes. No Liens have been filed against any assets of the Company or any of its Subsidiaries with regard to any tax. The Company and its Subsidiaries have each withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid (or will pay) such withheld amounts to the appropriate tax authority within the time prescribed by law.

                (ii) The Company has made available to Parent true and complete copies of all tax returns, including foreign, federal and state income or franchise tax returns and state sales and use tax returns with respect to the Company or any of its Subsidiaries or any of their respective assets or operations, for all periods since (or beginning on) October 1, 1994.

                (iii) For the purposes of this Section 4.1(m), (a) the terms "TAX" and "TAXES" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, payroll, documentary, stamp, occupation, recording, value added or transfer taxes, and other governmental charges, fees, customs duties, levies or assessments of a nature similar to taxes (whether payable directly or by withholding) and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax and (b) the term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed with connection with, any taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

            (n) Compliance with Laws. The Company and each of its Subsidiaries has complied, and is and will be in compliance, in all material respects with all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business. The Company and each of its Subsidiaries of the Company holds all permits, licenses and approvals from, and has made all filings with, government agencies and authorities, that are necessary in connection with its present business ("GOVERNMENTAL PERMITS") and all such Governmental Permits are in full force and effect, except where the failure to hold any such Governmental Permit or make such filings has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company is in compliance in all material respects with the terms of such Governmental Permits. Neither the Company nor any of its Subsidiaries has received any notice or other communication from any Governmental Entity regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or any investigation or audit (or proposed investigation or audit relating thereto) or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company and/or any of its Subsidiaries, has, for or on behalf of the Company or any of its Subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            (o) Certain Transactions and Agreements. Except as disclosed in
Section 4.1(o) of the Company Disclosure Schedule, to the knowledge of the Company, (i) none of the officers or directors of the Company, nor any member of their immediate families, is directly or indirectly a party to, or otherwise interested in, any contract or informal arrangement with the Company or any of its Subsidiaries that is or would be required to be disclosed in an annual report on Form 10-K or in a proxy statement relating to a meeting of stockholders at which directors were to be elected, except for normal compensation for services as an officer or director thereof that have been disclosed in the 1997 10-K (or the proxy statement incorporated by reference therein) and except for option agreements related to Company Options granted to such persons and disclosed in
Section 4.1(c) of the Company Disclosure Schedule; and (ii) none of such officers or directors or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any the Company IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of the Company, except for the normal rights of a stockholder.

            (p) Books and Records.

                (i) The books, records and accounts of the Company and its Subsidiaries (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, and (d) accurately and fairly reflect the basis for the Company Financial Statements.

                (ii) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and
(ii) to maintain accountability for assets and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (q) Insurance. During the two years prior to the Agreement Date, the Company and its Subsidiaries have maintained, and now maintain, policies of insurance and bonds of the type and in amounts that the Company reasonably believes to be adequate for its business. Except as disclosed in Section 4.1(q) of the Company Disclosure Schedule, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

            (r) Environmental Matters.

                (i) The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. As of the Agreement Date, neither the Company nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise) from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law. To the Company's Knowledge, no Materials of Environmental Concern (as defined below) are located in, on or about, or in the subsoil or groundwater of, any property owned, leased, occupied, operated, or controlled by the Company or any Subsidiary or any improvements situated thereon in violation of any Environmental Law.

                (ii) For purposes of this Section 4.1(r): (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIAL OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

            (s) Accounts Receivable. As of the Balance Sheet Date, and in each case subject to any reserves set forth in the Balance Sheet, the accounts receivable shown on the Balance Sheet represented bona fide claims against debtors for sales and other charges, and were not subject to any right of offset or to any discount except for normal cash and immaterial trade discounts.

            (t) Stockholder Agreements. All of the directors and executive officers of the Company have agreed in writing to tender their shares of Company Common Stock in the Offer pursuant to Stockholder Agreements in the form attached hereto as Exhibit C.

            (u) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement, the Company Ancillary Agreements, the Offer and the Merger and such approval is sufficient to render the provisions of Section 203 of the DGCL inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement and the Company Ancillary Agreements. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Company Ancillary Agreements, the Offer or the Merger, or any of the transactions contemplated by this Agreement and the Company Ancillary Agreements. The Company is not subject to any provision of the California General Corporation Law by operation of
Section 2115 thereof.

            (v) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, nor to any fee that is contingent on closing of the transactions contemplated hereby or that is based on a percentage of the transaction value, in connection with the transactions contemplated by this Agreement and the Company Ancillary Agreements based upon arrangements made by or on behalf of the Company, other than the fees payable to Broadview Associates LLC and Software Syndicate, Inc. upon the Effective Time, the amounts of which are set forth on Section 4.1(v) of the Company Disclosure Schedule, which will be paid by the Company.

            (w) Opinion of Financial Advisor. The Company has received the opinion of Broadview Associates LLC, dated the Agreement Date, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a signed copy of such opinion will promptly be delivered to Parent.

            (x) Contracts and Commitments. Section 4.1(x) of the Company Disclosure Schedule sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries or any of their respective assets or properties is bound:

                (i) any distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product or technology of the Company or any of its Subsidiaries or marketed by the Company or any of its Subsidiaries, in each case that is material or of which the Company has knowledge (other than non-exclusive agreements that are terminable by the Company on not more than thirty (30) days notice without cost or liability);

                (ii) any joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses with any other party;

                (iii) any agreement of which the Company has knowledge with any independent contractor or consultant involved in the development of the Company's CleanSweep product or ProComm product (or any material feature or component thereof or any material Company IP Rights or Company Intellectual Property incorporated, embodied or used therein), by or for the Company or any of its Subsidiaries;

                (iv) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                (v) any lease or other agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $100,000 per annum;

                (vi) any agreement or arrangement for the sale or disposition of any assets, properties, services or rights by the Company or any of its Subsidiaries having a value in excess of $100,000, other than in the ordinary course of the Company's business consistent with its past practices;

                (vii) any agreement that restricts or prohibits the Company or any of its Subsidiaries from freely engaging in any aspect of its business, from participating or competing in any line of business or that restricts the Company or any of its Subsidiaries from engaging in any business in any geographic area or grants any exclusive licenses to any Intellectual Property Rights or which, to the Company's knowledge, grants most favored customer pricing;

                (viii) any Company IP Rights Agreements (as defined in Section 4.1(i));

                (ix) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of the Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

                (x) any employment or severance agreement required to be disclosed in Section 4.1(k) of the Company Disclosure Schedule, and any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Offer, the Merger, the execution of License Agreement or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement or the value of any of the benefits of which will be calculated on the basis of the Offer, the Merger, the License Agreement or any of the other transactions contemplated by this Agreement;

                (xi) any contract with or commitment to any labor union; or

                (xii) any contract or arrangement under which the Company or any of its Subsidiaries has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software (other than agreements to deliver updates or upgrades on terms and conditions described in Section 4.1(x) of the Company Disclosure Schedule);

A copy of each agreement or document required by this Section to be listed on
Section 4.1(x) of the Company Disclosure Schedule (such agreements and documents being hereinafter collectively referred to as the "COMPANY MATERIAL AGREEMENTS") has been provided to Parent.

                (y) No Default. Except as disclosed in Section 4.1(y) of the Company Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) does or will, or would reasonably be expected to, (i) represent, constitute or result in a violation or breach by the Company or any of its Subsidiaries or, to the Company's knowledge, any other party, of any of the provisions of any Company Material Agreement, or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Company Material Agreement, (B) the right to a rebate, chargeback, damages or penalty, or material increase in rent or other payments, under any Company Material Agreement,

(C) the right to accelerate the maturity or performance of any obligation of the Company or any of its Subsidiaries under any Company Material Agreement, or (D) the right to cancel, terminate or modify any Company Material Agreement, except in each such case for violations, breaches, defaults, acceleration rights, termination rights and other rights that in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. Since September 30, 1997 and prior to the Agreement Date, neither the Company nor any Subsidiary of the Company has received any communication or notice from any other party to any Company Material Agreement regarding any actual or claimed material violation or material breach of, or default under, such Company Material Agreement or communication or notice by such party of problems of a material nature with the Company's products, services or performance under such Company Material Agreement or its desire to amend, relinquish, terminate or not renew any such Company Material Agreement, in each case which would have a Material Adverse Effect.

            (z) Title to Properties.

                (i) The Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material properties and assets, other than properties and assets in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for (a) Liens that individually or in the aggregate would not materially interfere with the ability of the Company and its Subsidiaries to conduct business as currently conducted and (b) Liens disclosed in the Company SEC Documents or the Company Disclosure Schedule.

                (ii) The Company and each of its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

            (aa) Board Approval. The Board of Directors of the Company has unanimously and without qualification (i) authorized and approved this Agreement, all Company Ancillary Agreements, the Offer and the Merger, (ii) recommended that the Company's stockholders tender their shares in the Offer, and (iii) determined that such agreements, the Offer and the Merger are fair to and in the best interests of the Company's stockholders and are on terms that are fair to such stockholders.

            (ab) No Existing Discussions. Neither the Company, nor any director or officer of the Company, nor any other person acting on behalf of the Company, is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any takeover proposal (as defined in Section 5.2).

            (ac) Preferred Share Rights Agreement. The Company's Board of Directors has duly authorized and approved an amendment as provided in this
Section 4.1(ac) (THE "RIGHTS AMENDMENT") to that certain Preferred Share Rights Agreement between the Company and American Stock Transfer & Trust (the "RIGHTS AGENT") dated as of August 11, 1992, as amended (the "RIGHTS AGREEMENT") to: (i) exclude Parent and Sub and their respective Affiliates and Associates (as such terms are defined under the Rights Agreement) from the definition of "Acquiring Person" in the Rights Agreement, with respect to the beneficial ownership of shares of the Company Common Stock which Parent, Sub and/or any of their respective Affiliates and Associates have hereby obtained the right to acquire, or will acquire, as a result of the transactions contemplated by this Agreement or any of the Company Ancillary Agreements, including but not limited to the Offer or the Merger, or any other agreement or transaction involving Parent, Sub and/or any of their respective Affiliates and Associates that has been approved by the Board of Directors of the Company prior to such acquisition, (ii) provide that no Distribution Date (as such term is defined under the Rights Agreement) shall result from the Offer, including without limitation, in connection with any announcement of the Offer, the commencement of the Offer, the acquisition by Parent of any amount of Company Common Stock or Company Preferred Stock pursuant to the Offer, or the consummation of the Merger, and (iii) provide for the expiration of the Rights Agreement upon the Effective Time. The Rights Amendment has been duly executed and delivered by the Company and the Rights Agent, and is in full force and effect. The Company's Board of Directors has determined that the terms of the Offer and of the Merger as well as the transactions contemplated hereby and thereby meets the criteria specified in the Rights Agreement for a Permitted Offer (as such term is defined under the Rights Agreement).

        4.2 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent.

            (b) Authority. Parent and Sub have all the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements and to consummate the transactions contemplated by this Agreement and the Parent Ancillary Agreements. The execution and delivery of this Agreement and the Parent Ancillary Agreements by the Parent and Sub and the consummation by the Parent and Sub of the transactions contemplated by hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent and Sub. This Agreement and the Parent Ancillary Agreements have been duly executed and delivered by the Parent and the Sub and constitute valid and binding obligations of the Parent and the Sub (as applicable), enforceable against the Parent and the Sub (as applicable) in accordance with their terms (except as enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers).

            (c) Noncontravention. The execution and delivery of this Agreement and the Parent Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of hereof and thereof will not, conflict with or result in a violation of or default (with or without notice or lapse of time or both) under (i) the certificate of incorporation or by-laws of Parent or Sub, (ii) any instrument, agreement or contract to which Parent or Sub is a party or by which either of them is bound that has been or is required to have been, filed by the Parent with the SEC as an exhibit (whether incorporated by reference of filed separately) to the Parent's annual report on Form 10-K for its fiscal year ended April 3, 1998 or in any other document filed by Parent with the SEC under the 1993 Act or the Exchange Act after April 3, 1998 and prior to the Agreement Date (the "PARENT SEC DOCUMENTS"), or (iii) any governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Parent or Sub, (y) materially impair the ability of Parent or Sub to perform its obligations under this Agreement and the Parent Ancillary Agreements or (z) prevent the consummation of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with its execution and delivery of this Agreement and the Parent Ancillary Agreements or the consummation of the transactions contemplated by hereby and thereby, except for (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"),
(2) the filing with the SEC and the National Association of Securities Dealers, Inc. of (A) the Schedule 14D-1 and (B) such reports under Section 13(a) and 16(a) of the Exchange Act of the Exchange Act as may be required in connection with this Agreement and the Parent Ancillary Agreements and the transactions contemplated hereby and thereby and (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

            (d) Information Supplied. None of (i) the Offer Documents or (ii) the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Schedule 14D-9, the Information Statement or the Proxy Statement will, in the case of the Offer Documents, the
Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing specifically for inclusion or incorporation by reference therein.

            (e) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Parent Ancillary Agreements based upon arrangements made by or on behalf of Parent or Sub other than Donaldson, Lufkin & Jenrette Incorporated, the fees and expenses of which will be paid by Parent.

            (f) Financing. Parent has funds sufficient to consummate the Offer and the Merger on the terms contemplated by this Agreement and the Company Ancillary Agreements, and at the expiration of the Offer and the Effective Time, Parent and Sub will have available funds sufficient to acquire to perform their respective obligations under this Agreement and the Parent Ancillary Agreements, including without limitation payment in full for all shares of Company Common Stock validly tendered in the Offer and all shares of Company Common Stock and Company Preferred Stock outstanding at the Effective Time.

            (g) Litigation. As of the Agreement Date, there is no suit, action, arbitration, proceeding, claim or investigation pending or threatened against the Parent or Sub, nor is their any reasonable basis therefor, that individually or in the aggregate could reasonably be expected to (i) except as disclosed in the Parent SEC Documents, have a Material Adverse Effect on the Parent, (ii) challenge or seek to enjoin or seek damages with respect to the Parent's or Sub's entering into and performing this Agreement and the Parent Ancillary Agreements or impair the ability of the Parent or Sub to perform their respective obligations under this Agreement and the Parent Ancillary Agreements or (iii) prevent the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or Sub having, or which is reasonably likely to have, any effect referred to in the foregoing clause (i), (ii) or (iii) above.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1 Conduct of Business. The Company shall, and shall cause its Subsidiaries to, carry on its and their respective businesses in the ordinary course of business consistent with its past practices and use all reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and employees and to preserve relationships with distributors, licensors, contractors, customers, suppliers, lenders, employees and others having business dealings with any of them. Without limiting the generality of the foregoing, except as may be expressly permitted by other provisions of this

Agreement and the Company Ancillary Agreements, or as may be agreed to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

                (i) either (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to its parent, in the case of less than wholly owned Subsidiaries, as required by agreements existing on the Agreement Date, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its or of any Subsidiary's capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of the Company Common Stock upon the exercise of Company Options and warrants outstanding on the Agreement Date and disclosed in the Company Disclosure Schedule, in accordance with their present terms), and (y) the issuance of Company Common Stock upon the conversion of Convertible Notes or Series C Preferred Stock);

                (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole;

                (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including Intellectual Property Rights), except for (a) sales, leases, or encumbrances of immaterial or obsolete properties or assets, and non-exclusive licenses of Intellectual Property Rights, in each case in the ordinary course of business consistent with past practices and (b) sales or dispositions of assets, or subleases of facilities, specifically described in Section 5.1 of the Company Disclosure Schedule.

                (vi) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any Company IP Rights or Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business, or assign or grant any exclusive license to any Intellectual Property Rights;

                (vii) incur any indebtedness for borrowed money or draw down on any credit facility or arrangement or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than borrowings of not more than $2.0 million in any calendar month (not to exceed $3.0 million in the aggregate outstanding at any time after the Agreement Date);

                (viii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or Subsidiary of the Company;

                (ix) make or agree to make any new capital expenditure or expenditures which individually is in excess of $100,000 or which in the aggregate are in excess of $200,000;

                (x) make any material Tax election or settle or compromise any income or franchise Tax liability;

                (xi) pay, discharge, settle or satisfy any claims (accrued, asserted or unasserted, contingent or otherwise) for an amount greater than $100,000, except discharges or payments of claims existing on the Balance Sheet Date in an amount not in excess of the amount shown or reserved therefor on the Balance Sheet;

                (xii) enter into, amend, modify or terminate any agreement, transaction, commitment or other right or obligation that, if in effect on the Agreement Date, would be a Company Material Agreement, or that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on the part of the Company or any of its Subsidiaries involving in excess of $100,000, other than in the ordinary course of business consistent with past practices, or waive, release or assign any material rights or claims thereunder, other than discounting of accounts receivable to obtain prompt collection;

                (xiii) terminate or lay off any material numbers of employees, other than for cause consistent with past practice and Company policy;

                (xiv) adopt or amend in any material respect any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates or other compensation payable to its officers or employees other than in the ordinary course of business consistent with past practices, or commit or agree to do any of the foregoing, or otherwise alter or commit to any compensation, benefit or severance or change of control arrangement for or with any officer or employee of the Company except compensation increases, severance payments or bonuses specifically disclosed in Section 5.1 of the Company Disclosure Schedule.

                (xv) grant or provide any severance or termination pay to any officer or employee except payments that (x) are in amounts consistent with the Company's policies and past practices and are made pursuant to written plans or agreements outstanding, or policies existing, on the Agreement Date that are disclosed in the Company Disclosure Schedule, or

(y) are made pursuant to arrangements, and in amounts, specifically disclosed in
Section 5.1 of the Company Disclosure Schedule;

                (xvi) voluntarily take actions to liquidate or dissolve the Company or to take advantage of bankruptcy or other creditor protection laws;

                (xvii) institute any litigation or other proceeding other than in connection with a breach of this Agreement or any of the Parent Ancillary Agreements by Parent or Sub;

                (xviii) take any action that would cause or constitute a breach of any representation or warranty made by the Company in this Agreement or any of the Company Ancillary Agreements; or

                (xix) authorize any of, or commit or agree to take any of, the foregoing actions.

        5.2 No Solicitation.

            (a) From and after the Agreement Date until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) participate in any discussions or negotiations with, or furnish any information to, or provide access to the Company's properties, books and records to, or enter into any agreement with to, any person or group (other than Parent) in connection with any takeover proposal or (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. The Company, its Subsidiaries, officers, directors, employees, investment bankers, attorneys and other agents and representatives will immediately cease any and all existing activities, discussions or negotiations with any parties conducted previously regarding a takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of the Company or any investment banker or attorney of the Company or any of its Subsidiaries, shall be deemed to be a breach of this
Section 5.2(a) by the Company. In addition, subject to the other provisions of this Section 5.2(a), from and after the Agreement Date until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any takeover proposal made by any person, entity or group (other than Parent); provided, however, that nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any (x) proposal for a merger or other business combination involving the Company or any of its Subsidiaries (y) proposal, offer or tender offer to acquire (including without limitation by license) in any manner, directly or indirectly, an equity interest in, not less than 35% of the outstanding voting securities of the Company or any of its Subsidiaries, or (z) proposal to acquire assets representing not less than 25% of the annual revenues of the Company or any of its Subsidiaries in the fiscal year ending September 30, 1998 or to obtain a license to the Company's ProComm or CleanSweep product or to any Company IP Right or Company Intellectual Property that is incorporated, embodied or used therein and that is material to such product (except as permitted by Section 5.1), in each case in clauses (x), (y) or (z) of this subsection, other than the transactions contemplated by this Agreement and the Company Ancillary Agreements.

            (b) Notwithstanding any other provision of this Agreement, prior to the Effective Time, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 5.02(c) paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company an unsolicited bona fide takeover proposal which the Board of Directors of the Company in its good faith reasonable judgment determines, (i) after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of the Company from a financial point of view than the Offer and the Merger and (ii) after reasonable inquiry by the Company that the party making such takeover proposal is financially capable of consummating such takeover proposal (a "SUPERIOR PROPOSAL"). In addition, notwithstanding any other provision of this Agreement, in connection with a possible takeover proposal, the Company may refer any third party to this
Section 5.2 or make a copy of this Section 5.2 available to any third party. In the event the Company receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 5.2(b)) will prevent the Board of Directors of the Company from recommending such Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation of the Offer, provided, however, that the Company shall not recommend to its stockholders a Superior Proposal for a period of not less than 48 hours after Parent's receipt of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if such Superior Proposal is not in writing).

            (c) Notwithstanding anything to the contrary in this Section 5.2, the Company will not provide any non-public information to a third party unless
(x) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement (as defined in Section 6.2) and (y) such non-public information has been previously delivered to the Parent or will simultaneously be furnished to Parent.

            (d) In addition to the obligations of the Company set forth in paragraph 5.2(b) above, the Company shall promptly advise Parent orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to, or which could reasonably be expected to lead to, any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent informed of the status and material terms of any such request, takeover proposal or inquiry.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Stockholder Approval; Preparation of Proxy Statement.

            (a) If Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the consummation of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of obtaining the Company Stockholder Approval. If able to do so, Parent shall cause the Company to comply with its obligations under this Section 6.1(a) and Section 6.1(b). Subject to the provisions of Section 5.2(b), the Company will, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of the Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.1(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement, any of the Company Ancillary Agreements or the Merger, except that such obligations shall terminate if this Agreement is terminated.

            (b) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

            (c) Parent agrees to cause all shares of the Company Common Stock purchased pursuant to the Offer and all other shares of the Company Common Stock owned by Sub or any other subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

        6.2 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish or make available promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Mutual Non-Disclosure Agreement between Parent and the Company (THE "CONFIDENTIALITY AGREEMENT").

        6.3 All Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement and the Company Ancillary Agreements, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to use all reasonable efforts to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in an expeditious manner, the Offer, the Merger and the other transactions contemplated by this Agreement and the Company Ancillary Agreements, including (i) the obtaining of all necessary actions or non actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, including but not limited to those set forth in Section 4.1(e) of the Company Disclosure Schedule,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any of the Company Ancillary Agreements or the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and fully to carry out the purposes of, this Agreement and the Company Ancillary Agreements. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement, any Company Ancillary Agreement or any of the other transactions contemplated hereby or thereby and (B) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, any Company Ancillary Agreement or any other transaction contemplated hereby or thereby, take all action within its power and authority necessary to ensure that the Offer, the Merger, each Company Ancillary Agreement and the other transactions contemplated by hereby and thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Company Ancillary Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated hereby and thereby. Notwithstanding anything to the contrary set forth in this Section 6.3(a), the Board of Directors of the Company shall not be prohibited from taking any action consistent with Section 5.2(a) or 5.2(b), subject to Parent's rights set forth in Section 5.2(b) and in Section 5.2(c).

            (b) As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

            (c) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any material breach of any representation or warranty made by it in this Agreement or any Company Ancillary Agreement (in the case of the Company) or in this Agreement or any Parent Ancillary Agreement (in the case of Parent) or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or under any Company Ancillary Agreement (in the case of the Company) or in this Agreement or any Parent Ancillary Agreement (in the case of Parent); provided, however, that no such notification shall affect the representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement, the Company Ancillary Agreements and the Parent Ancillary Agreements.

            (d) In the event that the Company or, following consummation of the Offer, the Parent, shall determine to effect a reduction or cessation of operations or workforce, or to terminate the employment of any employees, of the Company or any Subsidiary thereof, the Company shall (when and if requested by Parent, and not before the consummation of the Offer, in the case of such a determination by Parent) perform and take all acts that may be required to comply with the applicable provisions of the Worker Adjustment and Retraining Act (the "WARN ACT"), and, in the case of such a determination by Parent, shall give notice in such form, at such time, and to such employees as may be reasonably requested by Parent in connection therewith.

        6.4 Post Merger Employment Benefits. Employees of the Company who become employed by Parent or any controlled subsidiary thereof after the Effective Time will, at Parent's election, either to the extent permitted under the terms of such Company Benefit Arrangements continue to be eligible to participate in Company Benefit Arrangements, if and for so long as continued, or become eligible to participate in the same standard employee benefit plans as are generally available to similarly situated employees of Parent. Upon the request of the Parent, following the consummation of the Offer, the Company shall (and shall cause its Subsidiaries to), effective immediately prior to the Effective Time, terminate such of its Company Benefit Arrangements as may be specified by Parent, provided that following the Effective Time, the affected employees of the Company and such Subsidiaries will be eligible to participate in the same standard employee benefit plans as are generally available to similarly situated employees of Parent, and such employee's time served with the Company or any Subsidiary thereof shall be credited to such employee for purposes of determining such employee's eligibility or level of benefits under the terms of Parent's employee benefit plans.

        6.5 Indemnification, Exculpation and Insurance.

            (a) From and after the Effective Time, the Parent will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to its certificate of incorporation, its bylaws and any indemnification agreements between the Company and its directors and officers in their capacity as such (the "INDEMNIFIED PARTIES") existing prior to the date hereof. From and after the Effective Time, such obligations shall be the joint and several obligations of Parent and the Surviving Corporation and, by executing this Agreement, Parent hereby assumes such obligations. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of the Company, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company or its Subsidiaries, unless such modification is required by law.

            (b) Parent will cause to be maintained for a period of not less than three years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O INSURANCE") for all persons who are directors and officers of the Company on the Agreement Date (and to the extent covered by the D&O Insurance as of the Agreement Date, persons who were directors and officers of the Company prior to the Agreement
Date), in their capacity as such, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the Agreement Date (the "MAXIMUM PREMIUM") and, to the extent the annual premium would exceed the Maximum Premium, Parent will cause to be maintained for such period the maximum amount of such D&O Insurance that can readily be procured for the Maximum Premium. If the existing D&O Insurance expires, is terminated or canceled during such two year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O insurance. In lieu of maintaining the Company's current D&O insurance, Parent may elect to add the directors and officers of the Company on the Agreement Date (and to the extent covered by the D&O Insurance as of the Agreement Date, persons who were directors and officers of the Company prior to the Agreement Date) to its own insurance policy, provided that such election does not diminish the rights provided to such persons under the Company's existing D&O Insurance.

            (c) This Section 6.5 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time is intended to benefit the Company, the Surviving Corporation and the persons who are or were directors or officers of the Company on or prior to the Effective Time, and will be binding on all successors and assigns of the Parent or the Surviving Corporation.

            (d) In the event that Parent or the Surviving Corporation or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporations or entities of such consolidation or merger, then and in each such case, proper provisions shall be made so that the successors and assigns of the Parent or the Surviving Corporation shall assume the obligations of the Parent or the Surviving Corporation, as the case may be, set forth in this Section 6.5.

            (e) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and such party's heirs and representatives.

        6.6 Directors.

            (a) Effective upon the acceptance for payment by Sub of any shares of Company Common Stock, Parent shall be entitled to designate the number of members, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of members of the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 6.6) and (ii) the percentage that the number of shares of Company Common Stock accepted for payment by Purchaser bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such times, the Company will use all reasonable efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors or each committee of the Board (other than any committee of the Board established to take action under this Agreement), and, if requested by Parent, each board of directors of each Subsidiary and each committee of each such board. Notwithstanding the foregoing, until such time as Parent acquires a majority of such outstanding shares of Company Common Stock on a fully-diluted basis (determined as set forth in Exhibit A to this Agreement), the Company shall use all reasonable efforts to ensure that all of the members of the Board of Directors and such boards and committees as of the date hereof who are not employees of the Company shall remain members of the Board of Directors and such boards and committees.

            (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.6 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.6. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

        6.7 Fees and Expenses.

            (a) Except as provided below in this Section 6.7, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

            (b) The Company shall pay, or cause to be paid, in same or next day funds to Parent, $2 million (the "COMPANY FEE") (i) if this Agreement is terminated pursuant to Section 8.1(b)(i) as a result of the failure of the condition set forth in paragraph (d) of Exhibit A to this Agreement, or pursuant to Section 8.1(c) or Section 8.1(d), or (ii) if this Agreement is terminated by Parent pursuant to Section 8.1(f), or pursuant to Section 8.1(b)(i) as a result of the failure of the condition set forth in paragraph (g) of Exhibit A to this Agreement, in each case in this clause (ii) where the breach or failure to perform or comply that permits such termination results from, or represents, a Willful Breach of Section 5.2(a), (b) or (c) of this Agreement. The Company Fee may be applied by the Company dollar for dollar to reduce any royalty obligations of Parent to the Company pursuant to the License Agreement (and shall not be payable to the extent that the Company Fee exceeds the amount of such royalties required to be paid over the term of the License Agreement), except that if, pursuant to the terms of the License Agreement, Parent would not be required at any time after the date of termination of this Agreement to pay any royalties, the Company Fee shall be payable in cash on demand by Parent.

            (c) Payment of the amounts described in this Section 6.7 and the exercise by Parent of its rights under the License Agreement shall constitute the sole remedy of Parent for a Willful Breach of Section 5.2(a), (b) or (c) of this Agreement.

        6.8 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Company Ancillary Agreements, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national market system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Company Ancillary Agreements shall be in the form heretofore agreed to by the parties.

        6.9 Rights Agreement. As soon as possible, and in no event later than two business days after the Agreement Date, the Company shall file a Current Report Form 8-K to reflect the Rights Amendment, and the Company shall take all additional action necessary to effect the changes in the Rights Agreement to provide for the exclusions therefrom set forth in Section 4.1(ac) hereof. After the effectiveness of the Rights Amendment until the Effective Time, or until this Agreement is terminated, the Company shall not (i) redeem the Rights, (ii) exchange the Rights, (iii) terminate the Rights Agreement or
(iv) further amend the Rights Agreement, in each case without the prior written consent of Parent.

        6.10 Technology License Agreement. Concurrently with the execution of this Agreement, the Company and Parent shall enter into the License Agreement.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

        7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

            (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

            (b) Consummation of the Offer. Sub shall have purchased Shares pursuant to the Offer.

            (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, injunction, judgment or other order or ruling issued by any court or other Governmental Entity or other legal restraint or prohibition shall be in effect which would (i) make the acquisition or holding by Parent or its affiliates of Company Common Stock or Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger, (ii) prohibit Parent's or Sub's ownership or operation of, or compel Parent or Sub to dispose of or hold separate, all or a material portion of the business or assets of Parent and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole (iii) compel Parent, Sub or the Company to dispose of or hold separate all or a material portion of the business or assets of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, (iv) impose material limitations on the ability of Parent or Sub or their affiliates effectively to exercise full ownership and financial benefits of the Surviving Corporation or impose any material condition to this Agreement, any of the Company Ancillary Agreements or the Merger which would be materially adverse to Parent.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company (provided, however, that if Shares are purchased by Sub pursuant to the Offer, Parent may not in any event terminate this Agreement):

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company:

                (i) if (w) as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, Sub shall have failed to commence the Offer in the time required by this Agreement, (x) as a result of the failure of any of the conditions set forth in Exhibit A to this Agreement the Offer shall have terminated or expired in accordance with its terms (as extended, if Sub so elects or as may be required pursuant to Section 1.1(a)) without Sub having accepted for payment any shares of Company Common Stock pursuant to the Offer or (y) Sub shall not have accepted for payment any shares of Company Common Stock pursuant to the Offer by December 31, 1998 as a result of the failure of any of the conditions set forth in Exhibit A to this Agreement; provided, however, that the right to terminate this Agreement pursuant to clauses (w), (x) or (y) above of this Section 8.1(b)(i) shall not be available to any party whose failure to perform in any material respect any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party; or

                (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of the Company Common Stock pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

            (c) by the Company, if prior to the purchase of any shares of Company Common Stock by Sub pursuant to the Offer, the Company shall have received any Superior Proposal;

            (d) by Parent in the event that (i) the Board of Directors of the Company or any committee thereof shall have failed to recommend the Offer, the Merger or this Agreement, including any failure to include such recommendation in the Schedule 14D-9, or shall have so resolved, (ii) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including without limitation by amendment of the Company's Schedule 14D-9) in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement and the Company Ancillary Agreements, shall have approved or recommended any takeover proposal, shall have authorized the redemption or amendment of the

Rights Agreement after the Company has received a takeover proposal (other than the Rights Amendment in accordance with Section 6.9 of this Agreement) or shall have resolved to do any of the foregoing (provided that a statement that states that a takeover proposal is under consideration by the Company's board of directors or management and states that the Company will, at a future date, take a position with respect to such takeover proposal, without making any adverse statements with respect to the Offer, shall not be deemed to constitute such a withdrawal, modification, approval or recommendation), or (iii) the Company shall have entered into any letter of intent, acquisition agreement or similar agreement with respect to any Superior Proposal in accordance with Section 5.2(b) of this Agreement or the Board of Directors or any committee thereof shall have resolved to do so;

            (e) by Parent in the event that (i) any person entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than Parent and Sub acquires beneficial ownership of 35% or more of the outstanding shares of Common Stock of the Company; or (ii) the Board of Directors of the Company or any committee thereof upon a request to reaffirm the Company's approval or recommendation of the Offer, the Merger or this Agreement and the Company Ancillary Agreements, shall have failed to do so within three (3) business days after such request is made or shall have so resolved;

            (f) by Parent if (i) any of the representations and warranties of the Company set forth in Section 4.1 shall not be true and correct in any manner that either (A) represents or results from a Willful Breach or (B) has or represents a Material Adverse Effect or (ii) the Company has committed a breach of any of the Company's covenants under Article 5 and Article 6 of this Agreement, which breach either (A) represents or results from a Willful Breach or (B) has a Material Adverse Effect, and has not cured such material breach within thirty (30) days after the Parent has given the Company written notice of the breach and its intention to terminate this Agreement pursuant to this
Section 8.1(f); and

            (g) by the Company if Sub shall not have accepted for payment any shares of Company Common Stock pursuant to the Offer on or prior to December 31, 1998 and (i) any of the representations and warranties of Parent set forth in
Section 4.2 hereof shall not be true and correct in any manner that has or represents a material adverse effect on the Parent or on the exercise by the Company of its rights under this Agreement or the License Agreement; or (ii) Parent has committed a material breach of any of Parent's covenants under this Agreement, which breach has a Material Adverse Effect or materially adversely affects the Company's exercise of its rights under this Agreement or the License Agreement and has not cured such material breach within thirty (30) days after the Company has given the Parent written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 8.1(g).

        8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than pursuant to the last sentence of Section 6.2, Section 6.7, this Section 8.2 and Article IX, other than liability for damages incurred in the event of a breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Company Ancillary Agreements except as provided in
Section 6.7(c).

        8.3 Amendment. This Agreement may be amended by the parties at any time before or after obtaining the Company Stockholder Approval (if the Company Stockholder Approval shall be required by law), subject to Section 8.5; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Sub's designees are appointed or elected to the Board of Directors of the Company as provided in
Section 6.7, after the acceptance for payment of shares of the Company Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the members of the Company's Board of Directors (if any) who were members of the Company's Board of Directors on the Agreement Date shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent's and Sub's respective obligations under this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, shares of the Company Common Stock by Sub pursuant to the Offer. This Section
9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (A)    if to Parent or Sub, to

                      Symantec Corporation
                      10201 Torre Ave.
                      Cupertino,  CA  95014
                      Attention: General Counsel

                      with copies to its counsel:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, CA  94306
                      Fax: (415) 494-1417
                      Attention: Gordon K. Davidson, Esq.

               (b)    if to the Company, to

                      Quarterdeck Corporation
                      13160 Mindanao Way
                      Marina del Rey, CA  90292
                      Attention: Chief Executive Officer

                      with copies to its counsel:

                      Bradley D. Schwartz, Esq.
                      Schwartz & Associates
                      333 South Grand Avenue, #3950
                      Los Angeles, CA  90071

        9.3 Definitions. For purposes of this Agreement:

            (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) "COMPANY ANCILLARY AGREEMENTS" means, collectively, the Certificate of Merger and the License Agreement.

            (c) "COMPANY OPTIONS" means any option to purchase Company Common Stock granted under the Company's 1990 Directors Stock Option Plan, the Company's Amended and Restated 1990 Stock Plan or the Company's 1996 Acquisition Stock Option Plan, and any other option to purchase Company Common Stock disclosed in Section 4.1(c) of the Company Disclosure Schedule not granted under any such plan.

            (d) "EXECUTIVE OFFICERS" of the Company means any one of the following persons: King R. Lee, Frank Greico, John Strosahl, Cheri Kaplan-Smith, Suzanne Dickson and Gadi Navon, for so long as they may serve, and if any of such persons shall cease to serve in their current capacity with the Company, then such persons' successor

            (d) "KNOWLEDGE" of a party means, with respect to a matter, the actual knowledge of the executive officers and directors of such party.

            (e) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change or effect that (i) materially adversely affects, or is highly likely to materially adversely affect, the ability of the Company and its Subsidiaries to market and license either its ProComm product or its CleanSweep product (or both), or to use any Company IP Right or Company Intellectual Property that is incorporated, embodied or used therein and that is material to such product or the ownership by the Company and its Subsidiaries of any such Company IP Right or Company Intellectual Property, (ii) materially adversely affects, or is highly likely to materially adversely affect, the exercise by Parent of its material rights under this Agreement or the License Agreement or (iii) represents or results in, or is highly likely to result in, a liability (contingent or otherwise), cost or expense of more than $3.0 million, or the reduction of the fair value of any assets by more than $3.0 million (in each case after giving effect to the availability of payments under any insurance policy); provided, however, that none of the following shall be deemed, by itself, to constitute a Material Adverse Change or be taken into account in determining whether there has been or would be a Material Adverse Effect as a result of this clause (iii): (A) any adverse change, event or effect that is demonstrated by the Company to be caused by conditions affecting the United States economy generally or the economy of any nation or region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, taken as a whole, (B) any adverse change, event or effect that is demonstrated by the Company to be caused by conditions generally affecting the utility software industry and (C) any adverse change, event or effect that is demonstrated by the Company to be caused by the announcement or pendency of the Offer or the Merger or the execution of this Agreement or the License Agreement.

            (f) "MERGER CONSIDERATION" means the consideration in money paid by the Parent, in the applicable case, on account of each share of Company Common Stock, or each share of Company Preferred Stock or each option in the Merger in accordance with Section 3.1 of this Agreement.

            (g) "PARENT ANCILLARY AGREEMENTS" means the Certificate of Merger and the License Agreement.

            (h) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

            (i) a "SUBSIDIARY" of any person means a corporation, partnership or other entity in which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions for such corporation, partnership or other entity are directly or indirectly owned by such person;

            (j) "SUPERIOR PROPOSAL" has the meaning assigned thereto in Section 5.2(b);

            (k) "TAKEOVER PROPOSAL" has the meaning assigned thereto in Section 5.2(a); and

            (l) "WILLFUL BREACH" by the Company means (1) the failure of a representation or warranty of such party in this Agreement to be true and correct in all material respects as a result of any fact or condition of which any executive officer or director of such party had actual knowledge as of the Agreement Date, or (2) a material breach or failure to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it pursuant to this Agreement, where both (A) performance of such obligation, or compliance with such agreement or covenant was not impossible (taking into consideration the financial and other resources of the breaching or non-performing party) and (B) (i) in the case of a breach that can not readily be cured by the breaching party within 30 days after written notice of such breach, the action or inaction constituting such breach was taken by or at the request of, or with the express permission of, any executive officer or director of the breaching party, and (ii) in the case of a breach that can readily be cured by the breaching party within 30 days after written notice of such breach, such period shall expire without the cure of such breach .

        9.4 Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article or a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "thereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns.

        9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Sections 6.4 and 6.5, are not intended to confer upon any person other than the parties and the Company's stockholders any rights or remedies hereunder.

        9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub and Parent of any of its obligations under this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, or seek without the agreement of the other parties hereto to change the venue of such action or to obtain dismissal thereof on ground of forum non conveniens or similar doctrines and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:                                SYMANTEC CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

SUB:                                   OAK ACQUISITION CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

THE COMPANY:                           QUARTERDECK CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                ***AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE***

                                                                       EXHIBIT A


                                      Offer

        Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of the Company Common Stock after the termination or withdrawal of the Offer), to accept for payment or pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered shares, and may terminate the Offer as to any shares not then paid for unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of the Company Common Stock which would, upon consummation of the Offer, then represent at least a majority of the Fully Diluted Shares (the "MINIMUM TENDER CONDITION") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of the Company Common Stock pursuant to the Offer shall have expired or been terminated. The term "FULLY DILUTED SHARES" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities, including all Company Options (whether or not then vested or exercisable), but only to the extent that any such options, rights or securities are exercisable or convertible into such voting securities at a per share price not in excess of the Offer Price. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to commence the Offer or to accept for payment or, subject as aforesaid, to pay for any shares of the Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, if, at any time after the Agreement Date and before the time of acceptance of such shares for payment or the payment therefor, any of the following events shall occur (or shall be determined by Parent in good faith to have occurred):

            (a) there shall be pending any suit, action or proceeding brought by or on behalf of any Governmental Entity (or the staff of the Federal Trade Commission or the staff of the Antitrust Division of the Department of Justice shall have recommended the commencement of such), any shareholder of Company or any other person or party directly or indirectly (i) challenging the acquisition by Parent or Sub of any shares of the Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or alleging, (on grounds that Sub reasonably and in good faith determines are reasonably likely to result in financial exposure to the Company in excess of available insurance coverage and/or proceeds), that any such acquisition or other transaction relates to, involves or constitutes a violation by the Company or its directors of federal securities law or applicable corporate statutes or principles, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken


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

as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of the Company Common Stock accepted for payment pursuant to the Offer including without limitation the right to vote the Company Common Stock accepted for payment by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively managing or controlling in any material respect the business or operations of the Company and its Subsidiaries taken as a whole,
(v) which is reasonably likely to result in a Material Adverse Effect or (vi) seeking to impose a material condition to the Offer, the Merger or this Agreement which would be materially adverse to Parent; provided that in the case of any such suit, action or proceeding by any person other than a Governmental Entity, such suit, action or proceeding could reasonably be expected to result in a Material Adverse Effect;

            (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result in any of the consequences referred to in clauses (i) through (vi) of paragraph (a) above;

            (c) there shall have occurred since June 30, 1998 any Material Adverse Change;

            (d) either (i) the Board of Directors of the Company or any committee thereof shall have failed to recommend the Offer, the Merger or this Agreement, including any failure to include such recommendation in the Schedule 14D-9, or shall have so resolved; or (ii) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including without limitation by amendment of the Company's Schedule 14D-9) in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement and the Company Ancillary Agreements, shall have approved or recommended any takeover proposal (provided that a statement that states that a takeover proposal is under consideration by the Company's board of directors or management and states that the Company will, at a future date, take a position with respect to such takeover proposal, without making any adverse statements with respect to the Offer, shall not be deemed to constitute such a withdrawal, modification, approval or recommendation); or shall have authorized the redemption or amendment of the Rights Agreement after the Company has received any takeover proposal (other than the Rights Amendment in accordance with Section 6.9 of this Agreement) or shall have resolved to do any of the foregoing;

            (e) either (i) any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than Parent and Sub acquired beneficial ownership of 35% or more of the outstanding Shares; or (ii) the Board of Directors of the Company or any committee thereof upon a request to reaffirm the Company's approval or recommendation of the Offer, the Merger or this Agreement, shall have failed to do so within three business days after such request is made or shall have so resolved;

            (f) any of the representations and warranties of the Company set forth in Section 4.1 shall not be true and correct in all material respects (without regard to any qualification therein as to the Company's knowledge) as a result of any facts or circumstances that have a Material Adverse Effect;

            (g) the Company shall have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it pursuant to this Agreement and the same shall have a Material Adverse Effect;

            (h) this Agreement shall have been terminated in accordance with its terms; or

            (i) any voluntary, involuntary or ancillary petition in bankruptcy shall have been instituted under Title 11 to the United States Code with respect to the Company as a debtor or alleged debtor and not dismissed;

which, in the reasonable good faith judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (other than any action or inaction by Parent or any of its Subsidiaries which constitutes a breach of this Agreement), makes it inadvisable to proceed with such acceptance for payment or payment.

        The foregoing conditions are for the sole benefit of Sub and Parent and their respective affiliates and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition (other than any action or inaction by Parent or any of its Subsidiaries which constitutes a breach of this Agreement) or may be waived (except for the Minimum Tender Condition, which can only be waived with the consent of the Company) by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration of the Offer.

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